Exhibit 99.1

Presidio Property Trust Announces Leadership Promotions and Appointments

San Diego, CA – December 16, 2021 – Presidio Property Trust (Nasdaq: SQFT, SQFTP), an internally managed, diversified real estate investment trust, today announced leadership promotions and appointments that will further strengthen its existing management capabilities.

“I am proud that we have such a strong team of committed and experienced professionals, and that we are able to promote from within,” said Jack Heilbron, President and Chief Executive Officer. “These leadership promotions and appointments underscore our thinking around succession planning, as well as position us for continued growth.”

The following promotions and appointments were effective earlier this month:

Gary Katz, who previously served as Senior Vice President, Asset Management, has been named Chief Investment Officer. Since 2010, Mr. Katz has overseen property acquisitions and dispositions, as well as all commercial asset management functions. In addition to his current responsibilities, he will also assist the Company with strategic alliances as well as other corporate-wide initiatives.

Steve Hightower, who previously served as Executive Vice President, Model Home Division, has been named President, Model Home Division. Since 2010, Mr. Hightower has managed homebuilder relationships, model home acquisitions and dispositions, as well as segment financial reporting. In addition to his current responsibilities, he will also assist the Company with capital raising and other corporate development initiatives.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2021 and in the Company’s other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contacts:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244